EXHIBIT 21
NOBLE ENERGY, INC.
SUBSIDIARIES

NAME	STATE OF JURISDICTION OF ORGANIZATION	REF
Noble Energy Marketing, Inc.	Delaware	(1)
Noble Gas Pipeline, Inc.	Delaware	(2)
Samedan of North Africa, Inc.	Delaware	(1)
EDC Ireland	Cayman Islands	(3)
Noble Energy International Ltd.	Cayman Islands	(3)
Noble Energy EG Ltd.	Cayman Islands	(4)
Noble Energy JDZ Ltd.	Cayman Islands	(4)
Alba Associates LLC	Cayman Islands	(9)
Alba Plant LLC	Cayman Islands	(10)
MachalaPower Cia. Ltda.	Cayman Islands	(4)
Noble Energy Mediterranean Ltd.	Cayman Islands	(4)
Yam Tethys Ltd.	Israel	(13)
Noble Energy Suriname Ltd.	Cayman Islands	(4)
AMPCO Marketing, L.L.C.	Michigan	(5)
AMPCO Services, L.L.C.	Michigan	(5)
Atlantic Methanol Capital Company	Cayman Islands	(5)
Samedan Methanol	Cayman Islands	(6)
Atlantic Methanol Associates LLC	Cayman Islands	(7)
Atlantic Methanol Production Company LLC	Cayman Islands	(8)
Samedan Oil of Indonesia, Inc.	Delaware	(1)
Samedan Pipe Line Corporation	Delaware	(1)
Samedan Royalty Corporation	Delaware	(1)
Noble Energy Australia, Inc.	Delaware	(1)
EDC Ecuador Ltd.	Delaware	(1)
Noble Energy Ecuador Ltd.	Cayman Islands	(12)
Energy Development Corporation (Argentina), Inc.	Delaware	(1)
Energy Development Corporation (China), Inc.	Delaware	(1)
Energy Development Corporation (HIPS), Inc.	Delaware	(1)
Gasdel Pipeline System Incorporated	New Jersey	(1)
HGC, Inc.	Delaware	(1)
Producers Service, Inc.	New Jersey	(1)
EDC (Denmark) Inc.	Delaware	(3)
Noble Energy (Europe) Limited	United Kingdom	(3)
Noble Energy (ISE) Limited	United Kingdom	(11)
Noble Energy (Oilex) Limited	United Kingdom	(11)
Brabant Oil Limited	United Kingdom	(11)
Noble Energy Aviation, LLC	Delaware	(1)
Noble Energy Cameroon Limited	Cayman Islands	(3)
Noble Energy Adriana Limited	Cayman Islands	(3)
Noble Energy Belinda Limited	Cayman Islands	(3)
Noble Energy Benita Limited	Cayman Islands	(3)
Noble Energy Caribbean LLC	Nevis	(14)
Noble Energy YOYO-1 Limited	Cayman Islands	(3)

(1)	100% directly owned by Noble Energy, Inc. (Registrant)
(2)	100% directly owned by Noble Energy Marketing, Inc.
(3)	100% directly owned by Samedan of North Africa, Inc.
(4)	100% directly owned by Noble Energy International Ltd.
(5)	50% directly owned by Samedan of North Africa, Inc.
(6)	100% directly owned by Atlantic Methanol Capital Company
(7)	50% directly owned by Samedan Methanol
(8)	90% directly owned by Atlantic Methanol Associates LLC
(9)	35% directly owned by Noble Energy International Ltd.
(10)	80% directly owned by Alba Associates LLC
(11)	100% directly owned by Noble Energy (Europe) Limited
(12)	100% directly owned by EDC Ecuador Ltd.
(13)	47.059% directly owned by Noble Energy Mediterranean Ltd.
(14)	100% directly owned by Noble Energy Suriname Ltd.